Stonefield Josephson, Inc.
   LOGO                   CERTIFIED PUBLIC ACCOUNTANTS
                          BUSINESS & PERSONAL ADVISORS
                       Member of The Leading Edge Alliance



                         Consent of Independent Auditors

Board of Directors
Online Stock Market Group
(a California corporation)

We consent to the use of our Independent Auditors' Report dated April 10, 2000 on the financial statements of Online Stock Market Group and Subsidiary for the year ended March 31, 2000, included in a registration statement on form SB-2, file number 333-39020.

We also consent to the reference of our firm as experts in the registration statement and prospectus.

/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
July 20, 2000